Exhibit 99.1

Medarex Announces Receipt of Notice of Default relating to Medarex’s 2.25% Convertible Senior
Notes Due May 15, 2011

PRINCETON, N.J., August 31, 2006/PRNewswire-FirstCall/ — Medarex, Inc. (Nasdaq: MEDX) today announced that on August 25, 2006 it received a notice of default from Citadel Equity Fund Ltd. relating to its 2.25% Convertible Senior Notes in the aggregate principal amount of $150 million due May 15, 2011 (the “Notes”).  Citadel, a reported holder of more than 25% in principal amount of the outstanding Notes, provided the notice of default under the Indenture governing the Notes and cites Medarex’s failure to file its Quarterly Report on Form 10-Q for the period ended June 30, 2006 (the “Form 10-Q”) as the basis for the notice of default.  The notice of default further provides that if Medarex does not file its Form 10-Q by October 24, 2006, an event of default under the Indenture will exist.

Under the terms of the Indenture, Medarex has 60 days after such a notice of default has been given to cure any such default.  If an event of default shall be deemed to have occurred, Medarex intends to use its best efforts to cure any such default within the required cure period.  If such an event of default occurs and is continuing, the Trustee for the Notes or the holders of not less than 25% in principal amount of the Notes may declare the principal of all the Notes to be due and payable immediately.  As of June 30, 2006, Medarex held approximately $424.4 million in cash, cash equivalents, marketable securities and segregated cash (approximately $19.5 million of which relates to Celldex Therapeutics, Inc., a majority-owned subsidiary), and the Notes currently have an aggregate outstanding principal amount of $150 million.  Medarex believes that after any required repayment of the Notes, its existing resources will be adequate to fund its currently planned working capital requirements for both the short and long term.

As previously announced, the Board of Directors of Medarex has appointed one of its outside directors to oversee an investigation of its historical stock option practices and related accounting treatment.  The outside director has not completed the work or reached final conclusions and is continuing the investigation.  Accordingly, Medarex was not able to file its Form 10-Q on the prescribed filing date and will not be able to file its Form 10-Q until the investigation has been completed.  Medarex also previously announced that it will restate its annual financial statements for the periods from 2000 through 2005 and its interim financial statement for the period ended March 31, 2006.

About Medarex

Medarex is a biopharmaceutical company focused on the discovery, development and potential commercialization of fully human antibody-based therapeutics to treat life-threatening and debilitating diseases, including cancer, inflammation, autoimmune disorders and infectious diseases.  Medarex applies its UltiMAb® technology and product development and clinical manufacturing experience to generate, support and potentially commercialize a broad range of fully human antibody product candidates for itself and its partners.  Thirty-three of these therapeutic product candidates derived from Medarex technology are in human clinical testing or have had investigational new drug applications submitted for such trials, with five of the most advanced product candidates currently in Phase III clinical trials.  Medarex is committed to building value by developing a diverse pipeline of antibody products to address the world’s unmet healthcare needs.  For more information about Medarex, visit its website at www.medarex.com.

Medarex Statement on Cautionary Factors

Matters discussed herein may constitute forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words “potential”; “believe”; “anticipate”; “intend”; “plan”; “expect”; “estimate”; “could”; “may”; or similar statements are forward-looking statements.  Medarex disclaims, however, any intent or obligation to update these forward-looking statements.  These forward-looking statements include statements regarding possible future implications of Medarex’s failure to make a timely filing of its report on Form 10-Q for the quarter ended June 30, 2006; the rights of holders of its Notes to take future actions based on Medarex’s failure to make timely filings of its periodic reports with the SEC; the possibility of an event of default being declared under the Notes; Medarex’s ability to use its best efforts to cure a default, if an event of default occurs; Medarex’s ability to pay the principal amount of the Notes, if required; and Medarex’s future liquidity.  In addition, this press release contains forward-looking statements concerning Medarex’s restatement of its historical financial statements, as well as the outside director’s investigation of Medarex’s historical option practices.  There can be no assurance concerning the outcome of the financial statement restatements, the filing of the report on Form 10-Q for the quarter ended June 30, 2006, or the outside director’s investigation.  Important factors that could cause actual results to differ materially include:  the final conclusions of the outside director’s investigation concerning matters relating to Medarex’s stock option grants, including, but not limited to, the accuracy of the stated dates of option grants and whether all proper corporate procedures were followed; and the impact of any restatement of our financial statements or other actions that may be taken or required as a result of the outside director’s investigation.  Investors are cautioned that all forward-looking statements in this release also involve additional risks and uncertainties associated with Medarex’s business.  These risks and uncertainties are detailed from time to time in Medarex’s public disclosure filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and subsequent Quarterly Reports on Form 10-Q.  Copies of Medarex’s public disclosure filings are available from its investor relations department.